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                                  EXHIBIT 3.3
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                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         DSC COMMUNICATIONS CORPORATION

         DSC COMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That subsection (a) of Article FOURTH of the Company's Restated Certificate of Incorporation is hereby amended in its entirety to read in full as follows:

                 "(a)     The total number of shares of Common Stock which the
         corporation shall have the authority to issue shall be five hundred million (500,000,000) shares of the par value of $.01 each."

         SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, DSC COMMUNICATIONS CORPORATION has caused this Certificate to be signed by George B. Brunt, its Vice President, Secretary and General Counsel, on June 8, 1995.

                                                DSC COMMUNICATIONS CORPORATION


                                                /s/ George B. Brunt
                                                --------------------------------
                                                George B. Brunt, Vice President,
                                                Secretary and General Counsel